STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made this 29th day of August, 2013 by and between the parties listed on Schedule A (each a “Seller” and collectively, the “Sellers”), and the parties listed on Schedule B (each a “Purchaser” and collectively, the “Purchasers”), setting forth the terms and conditions upon which the Sellers will sell Nine Million Nine Hundred Thousand (9,900,000), shares of SMSA Crane Acquisition Corp (“SMSA Crane”) common stock (the “Shares”) owned by the Sellers to the Purchasers.  The Sellers and the Purchasers, may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the Sellers and the Purchasers have appointed Jody M. Walker, Attorney at Law, to act as the Escrow Agent (the “Escrow Agent”) for this transaction and to receive and hold all consideration received from the Purchasers for the sale of the Shares and all documents, stock certificates and corporate records of SMSA Crane reasonably requested by the Purchaser (collectively, the “Documents”) in the Jody M. Walker, Attorney at Law COLTAF Trust Account (the “Escrow Account”) unless other arrangements are agreed to by the Parties; and

WHEREAS, the Purchasers, the Sellers and the Escrow Agent have entered into an Escrow Agreement dated August 29, 2013 (the “Escrow Agreement”).

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01           Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Sellers shall sell the Shares to the Purchasers, and the Purchasers shall purchase the Shares from the Sellers, for total consideration of Two Hundred Eighty Thousand Dollars ($280,000 as allocated on Schedule A (the “Purchase Price”).

1.02           Escrow Agent.  The Sellers and the Purchasers hereby appoint the Escrow Agent to act as the escrow agent regarding the distribution of the Purchase Price and the Documents to be held in the Escrow Account.

1.03           Deposit.  On or before August 30, 2013, the Purchasers shall deposit $20,000.00 (the “Deposit”) by wire transfer into the Escrow Account (the “Funding Date”).  The Deposit shall become non-refundable at the close of business on the 10th business day following the Funding Date (the “Due Diligence Period”).  The Deposit will be held in the Escrow Account until the closing of the purchase and sale of the Shares (the “Closing”) or until ordered released as per other sections of this Agreement or pursuant to the terms of the Escrow Agreement.

The Deposit shall be fully refundable to the Purchasers for any reason during the Due Diligence Period.  After the Due Diligence Period, the Deposit will be non-refundable to the Purchasers unless the Sellers fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Sections 2.12 and 3.02.  In addition if, after signing this Agreement and prior to the Closing, the Purchasers discover a fact that was not previously revealed that materially changes the structure and intent of this Agreement and the transactions contemplated herein, the Purchasers will notify the Sellers of the fact and their intention to terminate this Agreement and may request a refund of the Deposit, in writing, addressed to the Escrow Agent and the Sellers.  The Sellers shall have 10 business days after receiving the request for the refund of the Deposit to correct the issue or the Escrow Agent will refund the Deposit to the Purchasers.

The account wire instructions for all payments to be made under this Agreement are as follows:

First Bank of Colorado
Englewood, Colorado 80155
800-964-3444
ABA Routing # 107005047

FOR THE ACCOUNT OF:
Jody M. Walker
COLTAF Trust Account
7841 South Garfield Way
Centennial, Colorado 80122
Account # 419 120 3848

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, the Sellers will forward by overnight delivery, or by email, for review by the Purchasers, any and all documents of SMSA Crane which the Purchasers might reasonably request.

The Purchasers will provide the Sellers with the information as requested by the Sellers concerning the Purchasers, including information on its director(s) elect.

1.04           Balance of Purchase Price.  The Purchasers shall transfer by wire the full amount of the Purchase Price to the Escrow Account on or before September 12, 2013, and the Closing will take place as provided in Section 3.02.  Unless otherwise agreed to by the Parties, the Shares shall remain in the Escrow Account until the full amount of the Purchase Price has been paid into the Escrow Account, after which the Closing shall take place and the Documents listed in Sections 2.12 and 3.02, and the full amount of the Purchase Price, shall be distributed in accordance with the terms of the Escrow Agreement and this Agreement.

This Agreement may be terminated unilaterally by the Sellers if: (i) the balance of the Purchase Price is not paid in full on or before September 12, 2013, unless an extension of time is agreed to in writing by the Parties; or (ii) the Purchasers have failed to comply with all material terms of this Agreement. Upon such termination, all consideration paid by the Purchasers shall be delivered to the Sellers in accordance with the terms of the Escrow Agreement.  Upon the payment of the Purchase Price by the Purchasers to the Sellers for the Shares and the receipt of all items outlined below which shall be provided by the Sellers, the Closing will take place immediately unless extended in writing by the Parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the Purchasers the following:

2.01           Organization.   SMSA Crane is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada and elsewhere (if required).  All actions taken by the incorporators, directors and/or shareholders of SMSA Crane have been valid and in accordance with the laws of the State of Nevada.  SMSA Crane is a fully reporting company with the Securities and Exchange Commission (the “SEC”) and SMSA Crane’s common stock is included for quotation on the OTCBB and OTCQB.

2.02           Capital.   The authorized capital stock of SMSA Crane consists of 100,000,000 shares of common stock, $0.001 par value, of which 10,000,005 shares are issued and outstanding.  SMSA Crane has 10,000,000 preferred shares authorized, $0.001 par value, of which none are issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement, except for restrictions on transfer imposed by applicable securities laws.  At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SMSA Crane to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of SMSA Crane are subject to any stock restriction agreements.  There are approximately 483 shareholders of record of SMSA Crane.  All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03           Financial Statements.  SMSA Crane is a reporting company and financials can be found on EDGAR.  The financial statements fairly present the financial condition and operating results of SMSA Crane as of the dates, and for the periods, indicated therein.  Except as set forth in the financial statements, and as set forth in Section 2.05, SMSA Crane has no material liabilities (contingent or otherwise).  SMSA Crane is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.04           Filings with Government Agencies.  SMSA Crane is a reporting company, as that term is described in the Securities Act of 1933, as amended (the “Securities Act”) and files annual and quarterly reports with the SEC.  SMSA Crane has made all required filings with the SEC and the State of Nevada that might be required, and is current in its filings and reporting to the State of Nevada.  Upon the purchase of the Shares by the Purchasers, the Purchasers (or officers of SMSA Crane) will have the full responsibility for filing any and all documents required by the SEC, and/or any other government agency that may be required.  The Sellers will supply the Purchasers with all information that is currently available for SMSA Crane.  The Purchasers understand that the Sellers will have no responsibility whatsoever for any filings made by SMSA Crane in the future, either with the SEC, FINRA or with the State of Nevada.

2.05           Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on SMSA Crane not having any liabilities at the Closing.  SMSA Crane shall not, as of the Closing, have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, that will not be paid at the Closing.  The Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving SMSA Crane or the Shares.  To the knowledge of the Sellers, there is no dispute of any kind between SMSA Crane and any third party, and no such dispute will exist at the Closing and at the Closing, SMSA Crane will be free from any and all liabilities, liens, claims and/or commitments.    At the Closing, all assets of SMSA Crane and all liabilities of SMSA Crane will be spun off or transferred to one or more of the Sellers or their designee.

2.06           Tax Returns.  As of the Closing, there shall be no taxes of any kind due or owing by SMSA Crane and all tax returns required to be filed by SMSA Crane with any governmental agency including the Internal Revenue Service, shall be filed.  None of the Sellers have knowledge of any audit of any tax returns by any governmental agency.

2.07           Ability to Carry Out Obligations.  Each Seller has the right, power, and authority to enter into, and perform his respective obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their respective obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SMSA Crane or the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause SMSA Crane (and/or its assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SMSA Crane or upon the Shares.

2.08           Contracts, Leases and Assets.  To the knowledge of each Seller, SMSA Crane is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or SMSA Crane has been released from its obligations thereunder) other than the normal contract with SMSA Crane’s transfer agent (the “Transfer Agent”), except as described in documents filed with the SEC or as disclosed to the Purchaser.  No person holds a power of attorney from SMSA Crane or the Seller.  At the Closing, SMSA Crane will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09           Compliance with Laws.  To the knowledge of each Seller, SMSA Crane has complied in all material respects, with, and is not in violation of any, federal, state or local statute, law and/or regulation.  To the knowledge of each Seller, SMSA Crane has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that SMSA Crane sold the Shares to the Sellers, SMSA Crane was entitled to use the exemptions provided by the Securities Act relative to the sale of such Shares.  The Shares being sold herein are being sold in a private transaction between each Seller and the Purchasers, and each Seller make no representation as to whether the Shares are subject to trading restrictions under the Securities Act or the rules thereunder.

2.10           Litigation.  To the knowledge of each Seller, SMSA Crane is not a party to any suit, action, arbitration or legal administrative or other proceeding, or pending governmental investigation.  To the knowledge of each Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against SMSA Crane.  SMSA Crane is not a party to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.

2.11           Conduct of Business.  Prior to the Closing, SMSA Crane shall conduct its business in the normal course, and shall not (without the prior written approval of Purchasers) (i) sell, pledge or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract or guarantee obligations of any third party or (vi) enter into any other transaction, except as provided in Section 3.03 of  this Agreement.

2.12           Corporate Documents.  Each of the following SMSA Crane documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i)           Articles of Incorporation and all amendments thereto;

(ii)          Bylaws and all amendments thereto;

(iii)         minutes and consents of shareholders;

(iv)         minutes and consents of the board of directors;

(v)          list of officers and directors;

(vi)         Certificate of Good Standing from the Secretary of State of Nevada, dated within 30 days of the Closing; and

(vii)        current shareholder list from the Transfer Agent.

2.13           Closing Documents.  All minutes, consents or other documents pertaining to SMSA Crane to be delivered at the Closing shall be valid and in accordance with the laws of the State of Nevada.

2.14           Title.   Each Seller has good and marketable title to the Shares.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the Shares.  Each Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation or decree which would, as a result of the purchase of the Shares by the Purchasers, impair, restrict or delay voting rights with respect to the Shares.

2.15           Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper stock powers with medallion signature guarantees or powers of attorney acceptable to the Transfer Agent, to the Escrow Agent for delivery to the Purchasers at the Closing. Sellers may effect the transfer via DWAC in the event such a transfer is acceptable to the Purchasers.

The Purchasers will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent to have the certificates changed into their respective names and denominations and the Purchasers shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16           Representations.  All representations and warranties of the Seller shall be true as of the Closing and shall survive the Closing for a period of 12 months, except Section 2.05 and 2.06, which shall survive for the applicable limitations period.

ARTICLE III
CLOSING

3.01           Closing for the Purchase of Common Stock.  The Closing will occur when all of the documents and consideration described in Sections 2.12 and 3.02 have been delivered or other arrangements have been made and agreed to by the Parties.  If the Closing does not occur on or before September 13, 2013, then any Party may terminate this Agreement upon written notice.

This Agreement can be terminated in the event of any material breach by any Party.

3.02           Documents and Payments to be Delivered at Closing.  As part of the Closing, those documents listed in Section 2.12, as well as the following documents and payments, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing:

(a)           By the Sellers:

(i)           stock certificates, along with stock powers with medallion signature guarantee acceptable to the Transfer Agent, representing the Shares, endorsed in blank;

(ii)          the resignation of all officers of SMSA Crane;

(iii)         the resignation of the sole director of SMSA Crane and the appointment of one new director as designated by the Purchasers, with additional directors, subject to the requirement to deliver a Schedule 14F-1 to SMSA Crane shareholders at least 10 days prior to the date of the new additional directors taking office;

(iv)         true and correct copies of all of the business and corporate records of SMSA Crane, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist; and

(v)          such other documents of SMSA Crane as may be reasonably required by the Purchasers, if available.

(b)           By the Purchasers:

(i)           the Purchase Price for the Shares.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

Each Purchaser represents, warrants and covenants to each Seller the following:

4.01           Transfer Restrictions.   Each Purchaser acknowledges that the Shares may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

4.02           Investment Intent.  Each Purchaser is acquiring the Shares for his own account for investment, and not with a view toward distribution thereof.

4.03           No Advertisement.  Each Purchaser acknowledges that the Shares have been offered to him in direct communication between he (or Pariter Securities, LLC) and a Seller (or agent of a Seller), and not through any advertisement of any kind.

4.04           Knowledge and Experience.  Each Purchaser acknowledges that he has been encouraged to seek his own legal and financial counsel to assist him in evaluating the transactions contemplated in this Agreement.  Each Purchaser acknowledges that the Sellers have given him and all of his representatives’ access to all information relating to SMSA Crane’s business that he or any one of them have requested.  Each Purchaser acknowledges that he has sufficient business and financial experience and knowledge concerning the affairs and conditions of SMSA Crane to make a reasoned decision as to the purchase of the Shares and is capable of evaluating the merits and risks of such purchase.

  4.05           Restrictions on Transferability.  Each Purchaser is aware of the restrictions on transferability of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4(a)(1) UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Each Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

SMSA Crane has not filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, each Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06   Accredited Investor.   Each Purchaser is an “Accredited Investor” as defined in Regulation D under the Securities Act of 1933.

4.07   Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  Each Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and each Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended, to the extent applicable to each Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

4.08   Representations.  All representations, warranties and covenants of each Purchaser shall be true as of the Closing and shall survive the Closing for a period of 12 months.

ARTICLE V
REMEDIES

5.01           Arbitration.   Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02           Termination.  In addition to any other remedies, each Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement, have failed to supply any documents required by this Agreement unless they do not exist, or any or all of the Sellers or their agents have made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

5.03           Indemnification.  From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI
MISCELLANEOUS

6.01           Captions and Headings.  The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05           Entire Agreement.  This Agreement, including any and all attachments, exhibits or schedules hereto, if any, contains the entire agreement and understanding between the Parties, and supersedes all prior agreements and understandings.

6.06           Partial Invalidity.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement.  If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07           Significant Changes   Each Seller understand that significant changes may be made in the capitalization and/or stock ownership of SMSA Crane, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of SMSA Crane.

6.08           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed or emailed, and properly addressed, faxed or emailed as follows:

If to the Sellers:

Carolyn C. Shelton
1397 Dominion Plaza, Suite 100
Tyler, TX  75703
Phone:  903-593-8885
Email: halter@halterfinancial.com

If to the Purchaser:

Carmen Bigles, CEO
Coquí Radio Pharmacuetical Corp.
1172 S. Dixie Highway, Ste. 335
Coral Gables, Florida  33146
Phone:  (787) 685-5046
Email:  cbigles@adioscancer.com

6.10           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties.

6.11           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.12           Governing Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

6.13           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Nevada shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

6.14           Attorneys Fees.  In the event any Party shall commence legal proceedings against another Party to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party or Parties its costs of suit, including reasonable attorneys’ fees, as may be fixed by the Court.

In witness whereof, this Agreement has been duly executed by the Parties as of the date first written above.

SELLER:      CAROLYN C. SHELTON

By: _________________________________
        Carolyn C. Shelton

SELLER:      HALTER FINANCIAL INVESTMENTS, L.P.

By: _________________________________
        Timothy Halter, Chairman, HFI GP, LLC,
        General Partner

PURCHASER:    Coquí RADIO PHARMACEUTICAL CORP.

By: _________________________________
Carmen Bigles, Chief Executive Officer

SCHEDULE A
TO
STOCK PURCHASE AGREEMENT
DATED
AUGUST 29, 2013

SELLERS	NUMBER OF SHARES	AMOUNT OF PROCEEDS
Carolyn C. Shelton	9,500,000	$10,000
Halter Financial Investments, L.P.	400,000	$270,000

SCHEDULE B
TO
STOCK PURCHASE AGREEMENT
DATED
AUGUST 29, 2013

PURCHASER	NUMBER OF SHARES	AMOUNT OF PROCEEDS
Coquí Radio Pharmaceutical Corp.	9,900,000	$280,000